As filed with the Securities and Exchange Commission on April 28, 1998
                                                      Registration No. 333-
==========================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          -------------------------

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          -------------------------

                          SOUTHERN MINERAL CORPORATION
             (Exact name of Registrant as Specified in Its Charter)


                 NEVADA                                    36-2068676
     (State or Other Jurisdiction                       (I.R.S. Employer
 of Incorporation or Organization)                    Identification No.)

          500 DALLAS STREET                                  77002
             SUITE 2800                                    (Zip Code)
           HOUSTON, TEXAS
(Address of Principal Executive Offices)

                          SOUTHERN MINERAL CORPORATION
                             1997 STOCK OPTION PLAN
                            (Full Title of the Plan)

                                STEVEN H. MIKEL
                         500 DALLAS STREET, SUITE 2800
                              HOUSTON, TEXAS 77002
                    (Name and address of Agent For Service)

                                 (713) 658-9444
                       (Telephone Number, Including Area
                          Code, of Agent for Service)

                                    Copy to:
                               DAVID S. PETERMAN
                    AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P
                              711 LOUISIANA STREET
                    PENNZOIL PLACE - SOUTH TOWER, SUITE 1900
                              HOUSTON, TEXAS 77002

                          -------------------------

                        CALCULATION OF REGISTRATION FEE



=================================================================================================================================
                                                       AMOUNT TO BE      PROPOSED MAXIMUM      PROPOSED MAXIMUM      AMOUNT OF
                        TITLE OF SECURITIES             REGISTERED      OFFERING PRICE PER    AGGREGATE OFFERING    REGISTRATION
                          TO BE REGISTERED                (1)(2)            SHARE (3)              PRICE (3)           FEE
---------------------------------------------------------------------------------------------------------------------------------
                 Common Stock, par value  $0.01 per
                 share                                   700,000             $3.9375              $2,756,250            $813
=================================================================================================================================

(1) Pursuant to Rule 416, this Registration Statement also includes an indeterminate number of additional shares that may become issuable pursuant to the antidilution adjustment provisions of the Plan.

(2)      Issuable upon exercise of options available for grant under the Plan.

(3) Pursuant to Rule 457(c) and (h), and solely for the purpose of calculating the applicable registration fee, the proposed maximum offering price per share for the remaining Common Stock to be registered hereunder, has been estimated at $3.9375, which amount represents the average of the high and low sales prices of the Common Stock of the Registrant on April 22, 1998, as quoted on The Nasdaq National Market.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents constituting Part I of this Registration Statement (the "Registration Statement") will be sent or given to directors, officers, consultants, advisors and employees of Southern Mineral Corporation (the "Company") as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

         (1) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997.

         (2) All reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1997.

         (3) The description of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), contained in Item 1 of the Registration Statement on Form S-4 dated December 11, 1997, as amended (Registration No. 333-42045).

         In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Certain legal matters with respect to the securities offered hereby will be passed upon by Akin, Gump, Strauss, Hauer & Feld, L.L.P., Houston, Texas. Mr. L. Todd Gremillion, a partner of Akin, Gump, Strauss, Hauer & Feld, L.L.P., beneficially owns 83,000 shares of Common Stock of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article Ninth of the Registrant's amended and restated articles of incorporation permits, and Article VII of the Registrant's Bylaws contains indemnification provisions which make mandatory the indemnification permitted by Section 78.751 of the General Corporation Law of Nevada ("NGCL"). Accordingly, the Registrant generally must indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. However, with respect to an action or suit brought to obtain a judgment in the Registrant's favor, whether by the Registrant itself or derivatively by a stockholder, (i) such indemnification is limited to expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit, and (ii) such indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Registrant or for amounts paid in settlement to the Registrant, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. In all cases, the person seeking indemnification must have acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the Registrant's best interests. In the case of criminal actions or proceedings, the person must also have had no reasonable cause to believe such person's conduct was unlawful. The determination as to whether a person seeking indemnification has met the required standard of conduct must be made by the Registrant's stockholders, by a majority vote of a quorum of its disinterested directors, or by independent legal counsel in a written opinion if such a quorum does not exist or if the disinterested directors so direct.
To the extent that a director, officer, employee or agent of the Registrant has been successful on the merits or otherwise in defending any action, suit or proceeding for which indemnification is permissible under the NGCL, or in defending any claim, issue or matter therein, the Registrant must, under both the NGCL and its bylaws, indemnify such person against expenses, including attorneys' fees, actually and reasonably incurred by such person in connection with the defense. As permitted by the NGCL, the Registrant's bylaws require it to advance expenses which its officers and directors incur in defending any civil or criminal action, suit or proceeding upon receipt of an undertaking by such person or on such person's behalf to repay such amounts if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to be indemnified by the Registrant. The NGCL and the Registrant's Bylaws provide that the indemnification and advancement of expenses authorized therein are not exclusive. Accordingly, the Registrant could provide for other indemnification of its directors and officers acting in either or both of their official capacities or other capacities while holding office. However, excepting advancement of expenses and court-ordered indemnification explicitly provided for by the NGCL, the NGCL and the Registrant's bylaws prohibit the Registrant from indemnifying any director or officer if a final adjudication establishes that such person's acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. Consistent with Section
78.752 of the NGCL, the Registrant's bylaws empower it to procure and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or at the Registrant's request, of another entity, against any liability asserted against such person and incurred by such person in such capacity, or arising out of such person's status as such, regardless of whether the Registrant could indemnify such person against such liability. The Registrant has purchased insurance on behalf of its directors and officers against certain liabilities that may be asserted against, or incurred by, such persons in their capacities as directors or officers of the Registrant, or that may arise out of their status as directors or officers of the Registrant, including liabilities under federal and state securities laws. As permitted by
Section 78.037 of the NGCL, the Registrant's current amended and restated articles of incorporation eliminate the liability of its directors and officers to the Registrant and its stockholders for damages for breach of fiduciary duty, except for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or for the payment of distributions in violation of Section 78.300 of the NGCL. To the extent that this provision limits the remedies of the Registrant and its stockholders to equitable remedies, it might reduce the likelihood of derivative litigation and discourage the Registrant's management or stockholders from initiating litigation against its directors or officers for breach of their fiduciary duties. Additionally, equitable remedies may not be effective in many situations. If a stockholder's only remedy is to enjoin the completion of an action, such remedy would be ineffective if the stockholder does not become aware of a transaction or event until after it has been completed. In such a situation, it is possible that the Registrant and its stockholders would have no effective remedy against directors or officers. The Registrant has purchased insurance on behalf of its directors and officers against certain liabilities that may be asserted against, or incurred by, such persons in their capacities as directors or officers of the Registrant, or that may arise out of their status as directors or officers of the Registrant, including liabilities under the federal and state securities laws.

         The above discussion of the NGCL and the Registrant's current amended and restated articles of incorporation and Bylaws is not intended to be exhaustive and is qualified in its entirety by the NGCL and such articles of incorporation and Bylaws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

 EXHIBIT NUMBER                                      DESCRIPTION OF EXHIBITS
 --------------                                      -----------------------
      3.1            Amended and  Restated Articles  of Incorporation  of the  Registrant, (incorporated  by reference to Exhibit 3.1 to Form 8-K dated January 28, 1998).

      3.2            Amended and  Restated Bylaws of the  Registrant, as amended  (incorporated by reference to  Exhibit (a)(3)(b)  of Item  14, Part  IV on  Form 10-K  for  the fiscal  year ended
                     December 31, 1989 (Commission File No. 0-8043)).

      4.1            Indenture relating to the Registrant's  6 7/8% Subordinated Debentures due 2007,  dated
                     October  7, 1997, between  the Registrant and  American Stock Transfer  & Trust Company
                     (incorporated  by  reference to  Exhibit  4.5 to  Form  S-2 (Commission  File  No. 333-
                     35843)).

      4.2            Form of Subordinated Debentures (included in Exhibit 4.1).

     *4.3            Southern Mineral 1997 Stock Option Plan.

     *5.1            Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

     *23.1           Consent of KPMG Peat Marwick LLP, independent auditors.

     *23.2           Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in Exhibit 5.1).

     *23.3           Consent of Netherland, Sewell & Associates, Inc.

     *23.4           Consent of McDaniel & Associates Consultants Ltd.

     *23.5           Consent of Grant Thornton LLP

     *23.6           Consent of Ryder Scott Company, Petroleum Engineers

     *24.1           Powers of Attorney (included in signature pages to this Registration Statement).

* filed herewith.

ITEM 9.  UNDERTAKINGS.

         (a)     The Registrant hereby undertakes:

                 (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

                          (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

                          (ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                          (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                 (2) for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                 (3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable; provided, however, paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 28th day of April 1998.

                          SOUTHERN MINERAL CORPORATION




                    By:    /s/ STEVEN H. MIKEL             April 28, 1998
                        ----------------------------
                             Steven H. Mikel
                             President and Chief Executive Officer




                        POWER OF ATTORNEY AND SIGNATURES

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated. Each person whose signature to this Registration Statement appears below hereby constitutes and appoints Steven H. Mikel and James H. Price, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his or her behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post- effective amendments to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

                        SIGNATURE                                    TITLE                                   DATE
                        ---------                                    -----                                   ----
               /s/ STEVEN H. MIKEL                       Director and President                     April 28, 1998
               ---------------------------               and Chief Executive Officer
               Steven H. Mikel                           (principal executive officer)




               /s/ JAMES H. PRICE                        Vice President - Finance                   April 28, 1998
               --------------------------                (principal financial and
               James H. Price                            accounting officer)


               /s/ HOWELL H. HOWARD                      Chairman of the Board                      April 28, 1998
               ---------------------------               and Director
               Howell H. Howard



               /s/ B. TRAVIS BASHAM                      Director                                   April 28, 1998
               ---------------------------
               B. Travis Basham




               /s/ THOMAS R. FULLER                      Director                                   April 28, 1998
               ---------------------------
               Thomas R. Fuller



               /s/ ROBERT R. HILLERY                     Director                                   April 28, 1998
               ---------------------------
               Robert R. Hillery



               /s/ E. RALPH HINES, JR.                   Director                                   April 28, 1998
               ---------------------------
               E. Ralph Hines, Jr.



               /s/ JAMES E. NIELSON                      Director                                   April 28, 1998
               ---------------------------
               James E. Nielson



               /s/ DONALD H. WEISE, JR.                  Director                                   April 28, 1998
               ---------------------------
               Donald H. Weise, Jr.


               /s/ SPENCER L. YOUNGBLOOD                 Director                                   April 28, 1998
               ---------------------------
              Spencer L. Youngblood

                                     INDEX TO EXHIBITS


 EXHIBIT NUMBER                                      DESCRIPTION OF EXHIBITS
 --------------                                      -----------------------
      3.1            Amended and  Restated Articles  of Incorporation  of the  Registrant, (incorporated  by reference to Exhibit 3.1 to Form 8-K dated January 28, 1998).

      3.2            Amended and  Restated Bylaws of the  Registrant, as amended  (incorporated by reference to  Exhibit (a)(3)(b)  of Item  14, Part  IV on  Form 10-K  for  the fiscal  year ended
                     December 31, 1989 (Commission File No. 0-8043)).

      4.1            Indenture relating to the Registrant's  6 7/8% Subordinated Debentures due 2007,  dated
                     October  7, 1997, between  the Registrant and  American Stock Transfer  & Trust Company
                     (incorporated  by  reference to  Exhibit  4.5 to  Form  S-2 (Commission  File  No. 333-
                     35843)).

      4.2            Form of Subordinated Debentures (included in Exhibit 4.1).

     *4.3            Southern Mineral 1997 Stock Option Plan.

     *5.1            Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

     *23.1           Consent of KPMG Peat Marwick LLP, independent auditors.

     *23.2           Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in Exhibit 5.1).

     *23.3           Consent of Netherland, Sewell & Associates, Inc.

     *23.4           Consent of McDaniel & Associates Consultants Ltd.

     *23.5           Consent of Grant Thornton LLP

     *23.6           Consent of Ryder Scott Company, Petroleum Engineers

     *24.1           Powers of Attorney (included in signature pages to this Registration Statement).

* filed herewith.